EXHIBIT 10.6

BROWN SHOE COMPANY, INC.

INCENTIVE AND STOCK COMPENSATION PLAN OF 2002

AMENDMENT
TO
PERFORMANCE SHARE AWARD AGREEMENT
FOR THE PERFORMANCE PERIOD OF

FEBRUARY 4, 2007 TO JANUARY 30, 2010
for

Name of Participant:

Target Number of Performance Shares:

Effective Date of Performance Share Award Agreement:  March 8, 2007

THIS AMENDMENT, effective as of the date of Participant’s signature below, is made by and between by Brown Shoe Company, Inc., a New York corporation (the “Company”) and the above-named Participant, pursuant to the provisions of the Incentive and Stock Compensation Plan of 2002 (as Amended and Restated), and is made with respect to the Performance Share Award Agreement referenced above (the “Award Agreement”).   The purpose of this Amendment is to amend the form of payment of the Performance Share award from payment in shares of the Company’s stock to a payment in cash, with the cash payment to be the fair market value of the shares that would have otherwise been issuable pursuant to the Award Agreement.

For good and valuable consideration exchanged between the parties in connection with their ongoing relationship, the parties hereto agree to amend Award Agreement as follows:

1. Section 6 shall be deleted and replaced with the following:

“6.           Form and Timing of Payment of the Award.  Payment of any earned Performance Shares shall be made in cash based on the Fair Market Value of the Performance Shares earned and approved for payment hereunder, with the Fair Market Value to be determined as of the date the Compensation Committee of the Company’s  Board of Directors approves payment of the Performance Share award. Payment of the earned Performance Shares shall be made within sixty (60) calendar days following the close of the Performance Period.”

2.           Section 5 shall be deleted and replaced with the following:

“5.           Dividends. No dividends shall accrue to the benefit of Participant with respect to the Performance Shares.”

3.           Section 10 of the Award Agreement on Share Withholding shall be deleted.
4.           In all other respects, the Award Agreement shall remain unchanged.

5.           All capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to them in the Award Agreement.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed effective as of date of Participant’s signature below, and if not dated, then upon Company’s  receipt of this Amendment signed by the Participant.

                BROWN SHOE COMPANY, INC.

                BY:__________________________
                     Sarah Stephenson, Vice President-Total Rewards

                Dated:  February __, 2009

                Participant:

                ______________________________

                Dated: _________, 2009